UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022 (August 16, 2022)

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-27039	98-1246221
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

633 W. 5th Street, Suite 2826

Los Angeles, California ,90071

Telephone: (888) 777-4362

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCOA	None

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Unless otherwise provided in this Current Report on Form 8-K, all references to “we,” “us,” “Company,” “our,” “Marijuana Company of America,” “MCOA,” or the “Registrant” refer to the parent entity, Marijuana Company of America, Inc., a Utah corporation. Unless otherwise indicated in this Current Report on Form 8-K, all references to the Company’s board of directors shall refer to the board of directors of Marijuana Company of America, Inc., a Utah corporation.

Item 8.01 Other Events.

On August 17, 2022, the Company plans to issue a press release to announce the termination of its current Regulation A Offering on Form 1-A, originally qualified on October 20, 2021, and the commencement of the equity financing facility originally announced in the Company’s Current Report on Form 8-K filed June 3, 2022 (the “Equity Line”). One of the conditions for the commencement of the Equity Line was the effective registration of the Company common stock underlying the offering. On July 14, 2022, the Company filed a registration statement on Form S-1 to register the Equity Line common stock, which was declared effective on July 28, 2022.

A copy of the press release to be issued on August 17, 2022 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 17, 2022, titled “Marijuana Company of America, Inc. Announces Completion of Regulation A Offering; Commencement of Registered Equity Line of Credit Offering”
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Jesus M. Quintero
Date: August 16, 2022	Name: Jesus M. Quintero Title: Chief Executive Officer